As filed with the Securities and Exchange Commission on March 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEKMIRA PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

100-8900 Glenlyon Parkway,

Burnaby, BC V5J 5J8

(604) 419-3200

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

National Registered Agents, Inc.

505 Union Avenue SE, Suite 120

Olympia, Washington 98501-1474

(360) 357-6794

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street Pacific Centre Vancouver, British Columbia Canada V7Y 1K4	Mark J. Murray Bruce Cousins Tekmira Pharmaceuticals Corporation 100-8900 Glenlyon Parkway Burnaby, British Columbia Canada V5J 5J8 (604) 419-3212	R. Hector MacKay-Dunn, Q.C. Farris, Vaughan, Wills & Murphy LLP 2500-700 West Georgia Street Vancouver, British Columbia Canada V7Y 1B3 (604) 684-9151

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-200625

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common shares, no par value	$30,000,000	30,000,000	$3,486

1.

The registrant previously registered securities having a proposed maximum aggregate offering price of $150,000,000 on a registration statement on Form S-3 (File No. 333-200625), which became effective under the Securities Act of 1933 on December 11, 2014. As of the date hereof, none of such securities have been sold, and all of such securities therefore remain to be offered and sold under such registration statement. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional number of common shares of the registrant having an proposed maximum aggregate offering price of $30,000,000, including common shares issuable upon exercise of any underwriters’ option to purchase additional common shares, is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the prior registration statement.

2.	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed by Tekmira Pharmaceuticals Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of common shares, no par value, of the registrant contemplated by the registration statement on Form S-3, as amended (File No. 333-200625), initially filed with the Commission on November 26, 2014 and declared effective under the Securities Act of 1933 on December 11, 2014 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering an additional $30,000,000 aggregate amount of Tekmira’s common shares.

The contents of the Prior Registration Statement, including the prospectus contained therein, and any and all prospectus supplements and exhibits thereto, are hereby incorporated by reference into this registration statement in their entirety and are deemed to be part of this registration statement.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on March 19, 2015.

TEKMIRA PHARMACEUTICALS CORPORATION

By:	/s/ Mark J. Murray
Name:	Mark J. Murray
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark J. Murray and Bruce Cousins, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on March 19, 2015.

Signature	Title

/s/ Vivek Ramaswamy Vivek Ramaswamy	Director (Chairman)

/s/ Mark J. Murray Mark J. Murray	President, Chief Executive Officer and Director (Principal Executive Officer) and Authorized Person in the United States

/s/ Bruce Cousins Bruce Cousins	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ Richard C. Henriques, Jr. Richard C. Henriques, Jr.	Director

/s/ Keith Manchester Keith Manchester	Director

/s/ Frank Karbe Frank Karbe	Director

Signature	Title

/s/ William T. Symonds William T. Symonds	Director

/s/ Herbert J. Conrad Herbert J. Conrad	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Tekmira Pharmaceuticals Corporation in the United States, on March 19, 2015.

OnCore Biopharma, Inc.

By:	/s/ Mark J. Murray
Mark J. Murray
President

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Farris, Vaughan, Wills & Murphy LLP

23.1	Consent of KPMG LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Grant Thornton LLP

23.4	Consent of Farris, Vaughan, Wills & Murphy LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to the registration statement)